Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-3 for LiqTech International, Inc., of our report dated March 30, 2017, relating to the December 31, 2016 and 2015 financial statements of LiqTech International, Inc, which is incorporated by reference. We also consent to the reference to us under the heading "Experts".

/s/ Gregory & Associates, LLC

GREGORY & ASSOCIATES, LLC

Salt Lake City, Utah

September 15, 2017